Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-239575 on Form N-2 of our report dated February 9, 2021 relating to the financial statement of BlackRock Private Investments Fund, appearing in the Statement of Additional Information and to the reference to us under the heading “Independent Registered Public Accounting Firm” in the Prospectus, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
February 9, 2021